Exhibit 10.61

COLLABORATION AGREEMENT

This Collaboration Agreement (this “Agreement”) effective as of the July 19, 2021 (“Effective Date”) is made by and among:

Proteomedix AG, a diagnostic company having its registered office at Wagistrasse 23, CH-8952 Schlieren, Switzerland (hereinafter referred to as “PMX” or a “Party”)

and

New Horizon Health Limited 諾輝健康, whose registered address is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (hereinafter referred to as “NHH” or a “Party” and with PMX collectively called the “Parties”).

RECITALS

Whereas, PMX’ mission is to develop and deliver diagnostic tests in order to detect and define the stage of cancer; and

Whereas, PMX has developed Proclarix, an in-vitro diagnostic (“IVD”) test for the detection of high-grade prostate cancer is well experienced in the field of clinical proteomics; and

Whereas, NHH is well experienced in the field of IVD and has developed a proprietary multi- omics technology platform, and

Whereas, the Parties now wish to establish a collaboration (the, “Collaboration”) to periodically undertake joint projects (“Collaboration Projects”) in the field of prostate cancer IVD’s during the terms of this Agreement as described in each statement of work entered into by the parties (each, a “SOW”); and

Whereas, the Parties are willing to assist in the achievement of the foregoing objectives, as well as commercial opportunities of such deployment by cooperating with respect to the Collaboration, in accordance with the terms provided in this Agreement.

Now, therefore, in consideration of the mutual premises hereinafter contained, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Unless specifically set forth to the contrary in this Agreement, the Recitals provided above are hereby incorporated as being part of this Agreement and the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1	“Background IP” shall mean a method, process, technique, know-how or other Intellectual Property including but not limited to:

(a)	Proprietary and confidential information intellectual property of one of the parties, whether statutory protected or not, or

(b)	Reinstatements of previously existing information; or

(c)	created or acquired by a Party prior to the commencement of, or independently of, the activities in the Collaboration Projects, or

(d)	methods, techniques, processes or computer codes which such Party has made available for the activities under the Collaboration Projects.

1.2	“Collaboration” shall mean all the elements as set forth under the Article 2 of this Agreement, including the “Collaboration Projects”.

1.3	“Field” shall mean IVD testing for prostate cancer detection in humans.

1.4	“Foreground Intellectual Property” or “Foreground IP” of a Party shall mean all Intellectual Property that is developed by such Party after the Effective Date and during the Term of this Agreement solely under or in connection with the Collaboration, including any such Intellectual Property constituting improvements, updates, upgrades, new versions, derivatives based upon, and other enhancements or modifications of or relating to, the Background IP of the other Party.

1.5	“Intellectual Property” or “IP” shall mean inventions, discoveries, developments, patents, patent applications, copyrights, copyright registrations, copyright applications, trademarks, trademark registrations, trademark applications, trade secrets, and other information or rights protectable as property.

1.6	“Patent” or “Patents” shall mean issued patents or patent application(s).

1.7	“PMX Technology” shall mean PMX’ products, processes, reagents, software, assay methods, analytical and measurement processes including techniques for using, reagents used with and methods of making the same.

1.8	“NHH Technology” shall mean NHH’s products, processes, reagents, software, assay methods, analytical and measurement processes including techniques for using, reagents used with and methods of making the same.

1.9	“Product” shall mean any physical embodiment or software of the PMX Technology or NHH technology for use in the Field.

CONFIDENTIAL - 2

1.10	“SOW” shall mean statement of work.

1.11	“Subject Data” shall mean all recorded information first produced in the performance of the Collaboration directly or indirectly by a Party or the Parties. Subject data does not include Background Intellectual Property which is disclosed to the other Party to facilitate the Collaboration.

1.12	“Greater China” shall mean the People’s Republic of China (including Hong Kong, Macau and Taiwan).

ARTICLE 2

COLLABORATION

2.1	Collaboration Projects. The parties agree to periodically undertake joint Collaboration Projects. Each Collaboration Project must be substantially in the form of the template SOW attached hereto as Exhibit A and signed by both parties.

2.2	Financial Obligations. Except as described in the specific SOW, each Party shall be responsible for their own expenses incurred in connection with the Collaboration Projects, unless otherwise agreed in writing.

2.3	Records. PMX and NHH shall maintain records in sufficient detail and in good scientific manner and in compliance with applicable laws and regulations, as properly reflects all work done and results achieved in the performance of the Collaboration Projects. Such records shall include books, records, reports, notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Collaboration Projects.

2.4	Reports. The Parties shall make short reports on the Collaboration Projects progress according to the Deliverables as set out under the SOW’s.

ARTICLE 3

BACKGROUND IP, FOREGROUND IP AND SUBJECT DATA

3.1	Background IP Rights. As between the Parties hereto, each Party is and shall remain the sole owner of all right, title and interest in and to its Background IP unless otherwise agreed in writing between the Parties.

3.2	Foreground IP Rights. Inventorship and further registration of any patentable invention arising from the Collaboration Project shall be determined in accordance with the applicable patent law. Each Party shall maintain written agreements with each of its employees, agents, consultants and contractors to ensure that IP developed by such persons is assigned to such Party for ownership and licensing as provided in this Agreement.

CONFIDENTIAL - 3

3.3	Ownership of Foreground IP. Foreground IP that is independently conceived, discovered or developed by a Party will be solely owned by that Party in accordance with the applicable laws. If both Parties jointly create, discover, conceive or make an inventive contribution to the Foreground IP, the Foreground IP will be jointly owned (“Joint IP”). Notwithstanding the foregoing, PMX shall solely own any invention that relates to PMX Technology and NHH shall solely own any invention that relates to NHH Technology.

3.4	Each Party shall have the right to use the results of the Collaboration Projects, including, without limitation, any Foreground IP for its own internal non-commercial research; provided that each Party shall not use, exploit, commercialize, license or sub-license any Foreground IP solely and exclusively owned by the other Party, except as expressly permitted by the such Party in writing.

3.5	Disclosures and Protection of Foreground IP.

(i)	Disclosures. Each Party involved in the development of any Foreground IP shall promptly disclose any concept, developments or inventions conceived or reduced to practice under this Agreement according to such Party’s internal policies and procedures to the other Party.

(ii)	Patent Prosecution. The Parties will jointly discuss any potential patenting of Foreground IP.

3.6	Subject Data - Ownership and Use. Subject to the terms and conditions of this Agreement, the Parties shall have co-ownership of Subject Data, except that the producing Party will retain ownership of and title to all Subject Data produced solely by its investigators including any third- party investigator under contract to that Party. The Parties agree to exchange all Subject Data produced in the course of Collaboration under this Agreement. Subject to the restrictions of Article 4, both Parties will be free to utilize Subject Data, of the other Party as disclosed hereunder, and each Party who develops any Foreground IP utilizing Subject Data co-owned by the Parties, shall have sole ownership of such Foreground IP.

CONFIDENTIAL - 4

ARTICLE 4

CONFIDENTIALITY AND DATA PROTECTION

4.1	Definition of Confidential Information. “Confidential Information” shall mean information in written, graphic, oral or other tangible form protected by trade secret or other right of non- disclosure provided by one Party to the other Party. The terms of this Agreement and existence of the Collaboration shall also be deemed Confidential Information hereunder. Each Party will use all reasonable efforts to treat, keep confidential, and cause any of its Representatives (as defined below) receiving the Confidential Information to treat and keep confidential, any such Confidential Information received by it from the other. Such reasonable efforts will be no less than the efforts used by the receiving Party to protect its own confidential information. Any such information will be disclosed by the receiving Party to its Representatives on a “need to know” basis. Confidential Information shall not include the following information, data, patents, or ideas that the receiving Party can document:

(i)	are within the public domain prior to the time of the disclosure by the disclosing Party to the receiving Party or thereafter enter the public domain other than as a result of act or culpable failure to act by the receiving Party or any of its Representatives, including without limitation disclosure by the receiving Party or any of its Representatives in violation of this Agreement;

(ii)	are hereafter independently developed by the receiving Party without reference to the information received from the disclosing Party;

(iii)	were, on or before the date of disclosure, in the possession of the receiving Party and were not acquired directly or indirectly from the disclosing Party;

(iv)	were acquired by the receiving Party from a third-party (unless the receiving Party knows that the third-party was under an obligation of confidentiality); or

(v)	are required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order; provided that the receiving Party required to make such a disclosure shall give the disclosing Party reasonable advance written notice of such required disclosure in order to enable the disclosing Party to prevent or limit such disclosure.

4.2	Obligation of Confidentiality. Each Party will maintain the confidentiality of all Confidential Information received from the other Party and will not disclose any Confidential Information except to the employees, consultants and subcontractors of the other Party who have a need to know said information (collectively, the “Representatives”). Any of the Representatives mentioned above who are given access to Confidential Information shall be informed of this Agreement, and the receiving Party shall be responsible for any unauthorized disclosure by any of its Representatives mentioned above.

4.3	Duration of Obligation. The confidentiality provisions shall survive expiration or termination of this Agreement and shall remain in effect for five (5) years thereafter.

ARTICLE 5

TERM AND TERMINATION

5.1	Term. This Agreement shall commence on the Effective Date and shall be effective for three (3) years unless; i) sooner terminated in whole or in part in accordance with this Article 5, or ii) extended by mutual written consent.

5.2	Termination. Either Party may terminate this Agreement prior to the expiration of the designated term by giving ninty (90) days written notice to the other Party. In the event of any material breach of this Agreement by a Party, the other Party may terminate this Agreement by giving fifteen (15) days written notice to the breaching Party.

5.4	Effect of Termination. Upon expiration or termination of this Agreement, the parties shall return all Confidential Information and Materials of the other Party in their possession at the time of termination upon written request. Articles 3, 4, 5, 6, 7，8, 9, 10 shall survive expiration or termination of this Agreement.

CONFIDENTIAL - 5

ARTICLE 6

PUBLICATIONS AND USE OF NAMES

6.1	Joint Publications. The parties agree to pursue joint publications on results derived from the Collaboration Projects whenever applicable. Criteria for authorship of any publication arising from the Collaboration Projects will be determined in accordance with accepted academic standards, taking into consideration the relative contributions of the parties.

6.2	Review of Publications. In the event that either Party wishes to pursue a publication as a result of the joint work done under this Agreement, the publishing Party agrees to use every reasonable and/or practicable effort to submit any proposed publication or presentation of Collaboration Projects results to the other Party for review prior to submission of manuscripts for publication or public disclosure. Within thirty (30) days of its receipt, the reviewing Party shall advise the publishing Party in writing of any Confidential Information or patentable information contained therein and may, as necessary, formally request the publishing Party to delete any such Confidential Information or delay disclosure of such patentable information. The publishing Party agrees to comply with the reviewing Party’s request to delete any Confidential Information owned by the reviewing Party and refrain from publishing or publicly disclosing any such information categorized by the reviewing Party as patentable for a period not to exceed ten (10) days from the date of such written request, to enable the parties hereto to appropriately coordinate the filing for the protection of any intellectual property interests. In the event the reviewing Party does not respond to the publishing Party within said thirty (30) day period, the publication or presentation will be deemed not to include any of the reviewing Party’s Confidential Information or patentable information. Except as described in the preceding sentence, unless otherwise agreed to by the reviewing Party in writing, the publishing Party will not disclose the reviewing Party’s Confidential Information as defined in Article 4 above in any proposed publication or presentation.

6.3	Use of Names. Neither Party shall use the name of the other Party, or the name of any of the other Party’s employees, in any publicity, advertising, or news release without the prior written approval of the other Party.

ARTICLE 7

DISPUTE RESOLUTION

7.1	Disputes. The Parties hereto undertake to settle any dispute concerning the validity, interpretation, and/or performance of this Agreement in an amicable manner.

7.2	Applicable Laws – Legal Disputes. This Agreement shall be interpreted, construed and governed by the laws of England and Wales. Any controversies or disputes arising under this Agreement or the related Collaboration Projects will be settled by arbitration in London by the International Chamber of Commerce in accordance with the Rules of Arbitration of the International Chamber of Commerce in force. The language to be used in the arbitral proceedings shall be English.

CONFIDENTIAL - 6

ARTICLE 8

WARRANTIES, LIMITATIONS, INDEMNITY

8.1	Nothing in this Agreement or any license hereunder shall be construed as:

(a)	a warranty or representation by any Party as to the validity or scope of any patent, including but not limited to Foreground IP and Background IP;

(b)	a warranty or representation by any Party that PMX or NHH can or will exercise rights granted herein free from infringement of patents or third parties; or

(c)	conferring by implication, estoppel or otherwise any license, immunity or right under any patent of any Party that is not Foreground IP or Background IP.

8.2	Each Party warrants it has the freedom and all legal rights to enter this Agreement and to the best of its knowledge has no pre-existing obligations with any third-party which may conflict with that Party’s obligations under this Agreement.

8.3	Each Party will carry out the collaboration in accordance with appropriate scientific and professional standards but does not promise success in achieving any desired result. Neither PMX nor NHH make any representations or warranties, either express or implied, as to any matter including, without limitation, the existence or non-existence of competing technology, the condition, quality or freedom from error of the Subject Data, Foreground IP or any part thereof, any merchantability, or its fitness for any particular purpose and all warranties and conditions expressed or implied, statutory or otherwise are hereby disclaimed. Neither Party will be liable for any direct, consequential or other damage suffered by the other resulting from the development or use of the Subject Data, Foreground IP or Product produced in the course of or using the Subject Data or Foreground IP, to the extent that such damage sufferd by such Party is not resulted from any negligence, intentional misconduct or breach of this Agreement by the other Party. Neither Party warrants that the Subject Data or Foreground IP or any part thereof or any aspect of the same will be capable of receiving statutory protection.

8.4	Each Party warrants that to the best of its knowledge, where applicable, the Background Intellectual Property that it contributes to the Project may be used for the purpose of the Collaboration without breaching a third-party’s IP rights.

CONFIDENTIAL - 7

ARTICLE 9

INDEMNIFICATION AND INSURANCE

9.1	Each Party will defend, indemnify and hold harmless the other Party, its officers, employees and agents from any and all claims, liabilities, demands, damages, actions, expenses and costs (collectively “Losses”) whatsoever that may arise, directly or indirectly, out of such indemnifying Party’s failure in the performance of this Agreement or that of the indemnifying Party’s officers, employees, students or agents.

9.2	Each Party will defend, indemnify and hold harmless the other from all Losses arising out of the use by the indemnifying Party or by any Party acting on behalf of or under authorization from the indemnifying Party of the Subject Data and Foreground IP or out of any use, sale or the disposition by the indemnifying Party, or by any Party acting on behalf of or under authorization from the indemnifying Party of Products made by use of the Subject Data or Foreground IP, to the extent such Losses are determined to have resulted from the gross negligence, willful misconduct or breach of this Agreement of any indemnifying Party.

ARTICLE 10

MISCELLANEOUS

10.1	Notices. Any notice to be given by any Party shall be in writing, shall reference the Agreement name and date, and shall be delivered personally or sent by recognized international courier, or registered or certified mail addressed to the other Party at the following address:

To NHH	New Horizon Health Limited 諾輝健康 Attention: Yu Gao ADDRESS: 13F, T1 Bldg, 400 Jiang’er Rd, Hangzhou, Zhejiang, China Phone: +86 (0571) 8195 8803

To PMX	Proteomedix AG Attention: CSO Wagistrasse 23 8952 Schlieren Switzerland Phone: +41 44 733 40 90

10.2	Integration. This Agreement, together with the exhibits, appendices, schedules and attachments hereto, constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the Parties concerning the subject matter hereof, and no subsequent alterations, amendments, changes or additions hereto shall be binding and valid unless reduced to writing and signed by each Party.

CONFIDENTIAL - 8

10.3	No Waiver. Failure of any Party to insist upon strict observance of or compliance with any of the terms of this Agreement in one or more instances shall not be deemed to be a waiver of its right to insist upon such observance or compliance with the same or other terms hereof or in the future.

10.4	Variation. The Parties may only vary this Agreement by way of another document signed by them.

10.5	Non-exclusivitv. Nothing in this Agreement shall prevent either Party working with a third-party in any form of business or other relationship.

10.6	Execution in Counterparts. This Agreement shall be executed in duplicate in English and delivered personally, sent by recognized international courier, or registered or certified mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the duly authorized signatories of NHH and PMX have signed this Agreement on the dates specified below:

On behalf of Proteomedix AG:

Signature:	/s/ Helge Lubenow	Signature:	/s/ Ralph Schiess
Place/Date:	Bad Nauheim, 19 July, 2021	Place/Date:	Schlieren, 19 July, 2021
Name:	Helge Lubenow	Name:	Ralph Schiess
Title	CEO	Title	CSO

On behalf of New Horizon Health Limited :

Signature:	/s/ Yiyou Chen	Signature:
Place/Date:	San Tose/20 July, 2024	Place/Date:
Name:	Yiyou Chen	Name:
Title	Chairman	Title

CONFIDENTIAL - 9